Exhibit 4.2

INCORPORATED UNDER THE LAWS OF THE

STATE OF HAWAII
NUMBER *0*	SHARES *0*

ALEXANDER & BALDWIN, INC. COMMON STOCK

Authorized Shares: 225,000,000 Shares of Common Stock, Without Par Value

This Certifies that SPECIMEN is the registered holder of ZERO (O) Shares of the Common Stock of Alexander & Baldwin, Inc., without par value,

transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers this day of .

CHAIRMAN OF THE BOARD/CHIEF EXECUTIVE OFFICER	TREASURER/SECRETARY

[BACK OF STOCK CERTIFICATE]

ALEXANDER & BALDWIN, INC.

The Shares represented by this Certificate are subject to certain ownership limitations and transfer restrictions, as provided in the Articles of Incorporation of the Corporation (as amended, restated or supplemented from time to time, the “Articles”), and subject to such terms, conditions and exceptions as are set forth therein. A copy of the Articles may be obtained from the Corporation without charge. A violation of these provisions could result in the Shares represented hereby being transferred to a charitable trust for the benefit of a charitable beneficiary or in a purported sale or transfer of these Shares being void.

        For value received,                                                                                                                 hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

Shares

represented by the within Certificate, and does hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated

In the presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.